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                                                                     Exhibit 5.1




                                October 5, 2000



SINA.com
1313 Geneva Drive
Sunnyvale, CA 94089

           Registration Statement on Form S-8

Ladies and Gentlemen

           At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by SINA.com (the "Company") and to be filed by you with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,621,469 shares of the Company's Ordinary Shares previously acquired from the Company by person listed in the prospectus contained within the registration statement (the "Selling Shareholders") pursuant to the Company's 1999 Stock Plan and 2000 Executive Stock Plan. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Shares.

           It is our opinion that the Shares, when sold by the Selling Shareholders in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

           This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

                                                      Sincerely,

                                                      VENTURE LAW GROUP
                                                      A Professional Corporation

                                                      /s/ David Lee
                                                      --------------------------
                                                      David Lee


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